                                                                       EXHIBIT C
                                                               FILE NO. 70-10299

                              UTILITY HOLDINGS, LLC
                                INTERCOMPANY DEBT
                               AS OF JUNE 30, 2005

Long Term Notes Payable to CEHE                       750,000,000.00
Long Term Notes Payable to CNP                        150,850,000.00
                                                      --------------
  Total Intercompany Long Term Notes Payable          900,850,000.00
                                                      ==============

Long Term Notes Receivable from CNP                   750,000,000.00
Long Term Notes Receivable from CEHE                  150,850,000.00
                                                      --------------
  Total Intercompany Long Term Notes Receivable       900,850,000.00
                                                      ==============